Exhibit 99.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 11-K of Prime Medical Services, Inc. and Subsidiaries (the "Company") 401(k) Profit Sharing Plan (the "Plan") for the fiscal year ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, John Q. Barnidge, Chief Financial Officer (Principal Accounting and Financial Officer) of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge,:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

Dated: June 21, 2004

/s/ John Q. Barnidge John Q. Barnidge Chief Financial Officer (Principal Accounting and Financial Officer)

A signed original of this written statement required by Section 906 has been provided to Prime Medical Services, Inc. and will be retained by Prime Medical Services, Inc. and furnished to the Securities and Exchange Commission or its staff upon request. The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.